Exhibit 23.5

CONSENT OF NEWBRIDGE SECURITIES CORPORATION

We hereby consent to (i) references to our name, (ii) inclusion of information and data contained in our fairness opinion dated September 27, 2022, (iii) citation of the fairness opinion, and (iv) the filing of our fairness opinion as an annex and/or exhibit, in each case, in this Prospectus constituting a part of this Registration Statement on Form F-4. We further hereby consent to the filing of this letter as an exhibit to the Registration Statement with the SEC.

/s/ Newbridge Securities Corporation

Boca Raton, FL
January 6, 2023